Exhibit 99.1

For immediate Release

October 2, 2006

Website Pros Acquires 1ShoppingCart.com

Acquisition Strengthens Website Pros’ eCommerce/eBusiness Capabilities

(Jacksonville, FL) – Website Pros, Inc. (Nasdaq: WSPI), a leading provider of web services, internet marketing and lead generation solutions for small and medium-sized businesses, announced today the acquisition of substantially all of the assets and select liabilities of 1ShoppingCart.com, one of the leading providers of shopping cart, internet marketing and eCommerce / eBusiness software solutions and services. As an Application Service Provider (ASP), 1ShoppingCart.com is focused on enabling small, medium and enterprise organizations to promote, sell and grow their businesses online. Website Pros will operate 1ShoppingCart.com as a separate division within Website Pros.

David Brown, President & CEO of Website Pros, stated, “We are excited to announce the 1ShoppingCart.com acquisition. 1ShoppingCart.com brings a strong group of private-labeled resellers and affiliates to Website Pros that we believe will enable cross- and up-sell opportunities for our complementary web services, internet marketing and eCommerce solutions, which are all geared to satisfying the needs of small and medium-sized businesses. In addition, we will continue to operate the acquired business in Barrie, Ontario, further expanding our presence in Canada.” Brown added, “Similar to Website Pros, the 1ShoppingCart.com business has a proven growth and profitability track record, and the acquisition is consistent with our strategic plan of acquiring companies that we expect to be accretive to the bottom line.” Due to the absence at this time of an estimate of the allocation of purchase price between goodwill and other intangibles, Website Pros is unable to provide GAAP estimates on future earnings. The transaction is currently expected to be break-even to slightly accretive to earnings in the first twelve months after closing on a non-GAAP basis.

1ShoppingCart.com provides a comprehensive web-based suite of modular software that includes an eCommerce transaction engine (shopping cart) that is integrated with sophisticated internet sales and marketing solutions (affiliate management, email, auto responders, ebook delivery and ad tracking) and features a turnkey automated online sales solution complete with privacy and security measures built in. 1ShoppingCart.com ended 2005 with revenues of $4.6 million and currently serves over 11,000 customers.

Rob Bell, President & CEO of 1ShoppingCart.com, stated “1ShoppingCart.com is focused on enabling small, medium and enterprise organizations to promote, sell and grow their businesses online. Website Pros’ dedication to providing high-value add web and internet marketing solutions for the SMB market makes them a perfect fit for 1ShoppingCart.com and our customers.”

Under the terms of the Asset Purchase Agreement, the purchase price is $12,452,888, subject to certain adjustments based on the final consolidated balance sheet of 1ShoppingCart.com dated as of September 30, 2006. The company will discuss details on the expected financial impact of the 1ShoppingCart.com acquisition on its third quarter 2006 earnings conference call, which the company expects to hold in early November.

For more information about Website Pros, visit www.websitepros.com or call 1-800-GET-SITE.

Forward-Looking Statements

This press release includes certain “forward-looking statements” that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements are based on our current beliefs or expectations and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including without limitation, our ability to maintain our existing, and develop new, strategic relationships, our ability to integrate any acquired businesses, the accounting for acquisitions and those risks set forth under the caption “Risk Factors” in Website Pros’ Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. These filings are available on a Website maintained by the Securities and Exchange Commission at http://www.sec.gov. Website Pros does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Website Pros, Inc.

Website Pros, Inc. (Nasdaq: WSPI) is a leading provider of website building tools, internet marketing and lead generation solutions. The company offers a comprehensive suite of website design, customer support and technology tailored to the needs of small and medium-sized businesses. Additionally, Website Pros partners with enterprise companies to help them build stronger, more profitable relationships with their business customers. Based in Jacksonville, Florida, Website Pros can be reached by calling 1-800-GET-SITE. More information is available at www.websitepros.com.

About 1ShoppingCart.com

1ShoppingCart.com Corporation is one of the leading providers of internet marketing, eCommerce/eBusiness and shopping software solutions. As an Application Service Provider (ASP), 1ShoppingCart.com is focused on enabling small, medium and enterprise organizations to promote, sell and grow their business online over the internet. Founded in 1999 to bring advanced business capabilities to web-based merchants, 1ShoppingCart.com has offices in Barrie, Ontario and Eugene, Oregon.